UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 22, 2012

G&K Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-4063	41-0449530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Opus Parkway, Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 912-5500

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 22, 2012, G&K Services, Inc. (the “Company”), as initial servicer, and G&K Receivables Corp., a subsidiary of the Company, as borrower (the “Borrower”), entered into Amendment No. 2 (“Amendment No. 2”) to the Second Amended and Restated Loan Agreement, including the Eighth Amended and Restated Fee Letter executed in connection therewith (as amended, the “Loan Agreement”) with SunTrust Bank, as lender (the “Lender”) and as LC Issuer, and SunTrust Robinson Humphrey, Inc., as administrator (“Administrator”). Capitalized terms used herein but not otherwise defined have the meanings set forth in the Loan Agreement.

Amendment No. 2 was entered into in connection with an assignment by the previous lender under the Loan Agreement, Three Pillars Funding LLC, to SunTrust Bank, as the new lender. Further, Amendment No. 2 (i) removes the concept of the Liquidity Premium and (ii) redefines the term Interest Period to coincide with calendar month accruals to accommodate the Company’s invoicing and billing process. In addition, the Borrower issued that certain $50,000,000 Fourth Amended and Restated Lender Note in favor of the Lender dated May 22, 2012, which amends and restates the Third Amended and Restated Lender Note issued on September 28, 2011 in favor of Three Pillars Funding LLC.

The following fee was adjusted in accordance with Amendment No. 2:

•

The Borrower is required to pay to Administrator, for the account of the Lender and its Liquidity Banks (in such proportions as they may from time to time agree upon), a fully-earned and non-refundable fee equal to (i) (A) (x) the Facility Limit less (y) the Credit Exposure on such day (such portion, the “Utilized Amount”) divided by (B) 360, times, (ii) (A) if the Utilized Amount is greater than or equal to 50% of the Facility Limit, 0.26% and (B) if the Utilized Amount is less than 50% of the Facility Limit, 0.375% (such fee, the “Unused Fee”). The Unused Fee accrues daily and is payable monthly in arrears on each Distribution Date.

The following fees continue to be required under the Loan Agreement:

•

During that period of time when the Lender is funding the loan through the issuance of commercial paper to third parties, the Borrower is required to pay interest at a rate per annum equal to a margin of 0.76%, plus the average annual interest rate for such commercial paper.

•

Monthly in arrears, on each Distribution Date, the Borrower is required to pay to the Administrator, for the benefit of the LC Issuer, a letter of credit fee at a rate per annum equal to 0.81% (computed on the basis of a year of 360 days and the actual number of days elapsed) applied to the daily average face amount of Letters of Credit outstanding during such calendar month. In addition, the Borrower is required to pay to the LC Issuer for its own account the LC Issuer’s standard issuance, drawing, negotiation, amendment, assignment, and other administrative fees for each Letter of Credit as established by the LC Issuer from time to time.

This summary is qualified in its entirety by references to the terms of Amendment No. 2 and the Fourth Amended and Restated Lender Note attached hereto as Exhibits 10.1 and 10.2, respectively, which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, the provisions of which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 2 to the Second Amended and Restated Loan Agreement dated September dated May 22, 2012 among G&K Services, Inc., as initial servicer, G&K Receivables Corp., as borrower, SunTrust Bank, as lender and LC issuer, and SunTrust Robinson Humphrey, Inc., as administrator

10.2	$50,000,000 Fourth Amended and Restated Lender Note dated May 22, 2012 made by G&K Receivables Corp. in favor of SunTrust Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G&K SERVICES, INC.

Date: May 22, 2012	By:	/s/ Jeffrey L. Cotter
Name: Jeffrey L. Cotter
Its: Vice President, General Counsel and Corporate Secretary

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